                                                                    EXHIBIT 10.1









                              MANAGEMENT AGREEMENT

                          ----------------------------

                          CHASTAIN CAPITAL CORPORATION

                                TABLE OF CONTENTS


SECTION 1
         DEFINITIONS..............................................................................................1
                  1.1.     Defined Terms..........................................................................1

SECTION 2
         ENGAGEMENT AND TERM......................................................................................3
                  2.1.     Appointment............................................................................3
                  2.2.     Term...................................................................................3
                  2.3.     Termination............................................................................3
                  2.4.     Authority..............................................................................3
                  2.5.     Relationship...........................................................................4
                  2.6.     Other Business Activities..............................................................4
                  2.7.     Execution of Documents.................................................................4
                  2.8.     Errors & Omissions Insurance...........................................................4

SECTION 3
         OBLIGATIONS OF COMPANY...................................................................................4

SECTION 4
         DUTIES AND SERVICES OF MANAGER...........................................................................5
                  4.1.     General Standard.......................................................................5
                  4.2.     General Services.......................................................................5
                  4.3.     Portfolio Management...................................................................5
                                    4.3.1.  Investment Criteria...................................................5
                                    4.3.2.  Borrowings............................................................5
                                    4.3.3.  Purchase of Assets....................................................6
                                    4.3.4.  Reports...............................................................6
                                    4.3.5.  Dealer Information....................................................6
                                    4.3.6.  Office Services.......................................................6
                                    4.3.7.  Administration........................................................6
                                    4.3.8.  Communication With Security Holders...................................6
                                    4.3.9.  SEC Reporting.........................................................6
                                    4.3.10.          Servicer.....................................................6
                                    4.3.11.          Board of Directors...........................................6
                                    4.3.12.          Hedging......................................................6
                                    4.3.13.          Investing....................................................7
                                    4.3.14.          Professional Services........................................7
                                    4.3.15.          Cash Management and Investments..............................7
                                    4.3.16.          Tax Matters..................................................7
                                    4.3.17.          Financial Statements.........................................7
                                    4.3.18.          Investment Company Status....................................7
                                    4.3.19.          REIT Status..................................................7

                  4.4.     Equity Acquisition and Loan Origination................................................7
                  4.5.     Equity Asset Management.  .............................................................8
                  4.6.     Interim Servicing......................................................................8
                  4.7.     Special Servicing......................................................................8
                  4.8.     Monitoring Servicing...................................................................9
                  4.9.     Management of Administrative Matters...................................................9
                                    4.9.1.  Operations............................................................9
                                    4.9.2.  Legal Requirements....................................................9
                                    4.9.3.  Good Standing.........................................................9
                  4.10.    Records................................................................................9
                  4.11.    Manager's Representations and Warranties...............................................9

SECTION 5
         OBLIGATIONS OF MANAGER..................................................................................10
                  5.1.     Representations and Warranties of Sellers.............................................10
                  5.2.     REIT Status...........................................................................10
                  5.3.     Compliance with Guidelines............................................................10

SECTION 6
         COMPENSATION AND ADDITIONAL SERVICES....................................................................10
                  6.1.     Compensation..........................................................................10
                  6.2.     Reimbursement of Expenses.............................................................11
                                    6.2.1.  Reimbursable Expenses................................................11
                                    6.2.2.  Timing of Reimbursement..............................................11

SECTION 7
         TERMINATION.............................................................................................11
                  7.1.     Termination by Company for Cause......................................................11
                                    7.1.1.  Definition of Cause..................................................11
                                    7.1.2   Notice...............................................................12
                  7.2.     No Termination Fee....................................................................12
                  7.3.     Duties Upon Termination...............................................................12
                  7.4.     Remedies..............................................................................13
                  7.5.     Survival..............................................................................13

SECTION 8
         INDEMNIFICATION.........................................................................................13
                  8.1.     Indemnification by Company............................................................13
                  8.2.     Indemnification by Manager............................................................13
                  8.3.     No Joint Venture......................................................................13

SECTION 9
         NO WARRANTY AS TO VALUE OR PROFITABILITY................................................................14

SECTION 10
         MISCELLANEOUS...........................................................................................14
                  10.1.    Notices...............................................................................14
                  10.2.    Estoppel Letters......................................................................15
                  10.3.    Assignment............................................................................15
                                    10.3.1.          Company.....................................................15
                                    10.3.2.          Manager.....................................................15
                  10.4.    Successors and Assigns................................................................15
                  10.5.    Entire Agreement......................................................................15
                  10.6.    Amendments in Writing.................................................................15
                  10.7.    No Waiver.............................................................................15
                  10.8.    Severability..........................................................................15
                  10.9.    Interpretation........................................................................16
                  10.10.   Costs of Litigation...................................................................16
                  10.11.   Governing Law.........................................................................16
                  10.12.   Further Assurances....................................................................16
                  10.13.   No Third Party Beneficiary............................................................16
                  10.14.   Unavoidable Delays....................................................................16
                  10.15.   Exhibits..............................................................................16
                  10.16.   Time of the Essence...................................................................16
                  10.17.   Computing Time Periods................................................................16
                  10.18.   Confidentiality.......................................................................16
                  10.19.   Execution in Counterparts.............................................................17

                              MANAGEMENT AGREEMENT


         THIS AGREEMENT is entered into and shall be effective as of the ____ day of __________, 1998, between ERE YARMOUTH, INC. a Delaware corporation ("Manager"), and CHASTAIN CAPITAL CORPORATION, a Georgia corporation ("Company").


                              BACKGROUND STATEMENT

         Company desires to engage Manager to act as the manager of Company. Manager has agreed to accept such engagement on the terms and conditions set forth below.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the background, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Manager hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1. Defined Terms. The following terms shall, when used herein, have the meaning set forth below:

         "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director or employee of such Person, or (iii) any Person who is an officer, director or employee of any Person described in clause
(i) of this definition.

         "Approve", or any variation thereof, shall mean an express approval in a written statement signed by an authorized representative of the approving Person.

         "Board of Directors" shall mean the Board of Directors of Company.

         "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in Atlanta, Georgia are authorized or obligated by law or executive order to be closed.

         "Commencement Date" shall mean the date of the closing of Company's initial public offering of common stock.

         "Compensation" shall have the meaning set forth in Section 6.1 of this Agreement.

         "Fee Schedule" shall mean the schedule attached hereto as Exhibit A.

         "Fees" shall mean the compensation to Manager provided for in the Fee Schedule.

         "Governing Instruments" shall mean the articles of incorporation and bylaws in the case of a corporation, or the partnership agreement in the case of a partnership.

         "Guidelines" shall mean guidelines that set forth general parameters for Company's REIT Investments, borrowings and operations.

         "Hold Harmless" shall mean to hold harmless from, indemnify and defend against, and pay promptly on demand therefor as incurred, any and all claims, demands, actions, causes of actions, losses, expenses (including, without limitation, reasonable attorneys' fees at both trial and appellate levels), costs (including, without limitation, court costs at both trial and appellate levels), damages and all liabilities arising out of or incurred in connection with an identified circumstance, incident, relationship, time period or other matter, whether or not the indemnified Person is a party to such claim, demand or action.

         "Independent Directors" shall mean a director who within the last two years, has not (i) been employed by Manager or any of its Affiliates, (ii) been an officer or director of Manager or any of its Affiliates, (iii) performed services for Manager or any of its Affiliates, and (iv) had any material business or professional relationship with Manager or any of its Affiliates.

         "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over one or more of the Parties in effect on the date of this Agreement or at any time during the Term.

         "Parties" shall mean Company and Manager, and "Party" shall mean either of them.

         "Person" means any individual, corporation, limited liability company, trust or other entity.

         "REIT Investments" shall mean Subordinated Interests and other classes of CMBS, Mortgage Loans, Opportunistic Real Property, Mezzanine Investments and other real estate related assets.

         "Shareholders" shall mean the shareholders of Company.

         "Subsidiary" shall mean any subsidiary of Company and any partnership, the general partner of which is Company or any subsidiary of Company.

         "Term" shall have the meaning set forth in Section 2.2.

         "Terminate" or "Termination" shall mean termination of this Agreement in accordance with Section 2.2, Section 2.3 or Section 7 of this Agreement.

         "Unavoidable Delays" shall mean an act of God, fire, earthquake, flood, explosion, war, insurrection, riot, violence, sabotage, inability to procure labor, equipment, facilities, materials or supplies, strikes, walk-outs, action of labor unions, condemnations, Laws, litigation involving a Party, inability to obtain governmental permits or approvals, and other matters not within the control of the Party in question excluding, however, the lack of funds or financing.

         Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Statement of the Company (SEC File No. 333-42629).


                                    SECTION 2
                               ENGAGEMENT AND TERM

         2.1. Appointment. Company hereby appoints Manager, and Manager hereby accepts the appointment, to act as the Manager of the Company, and in connection therewith to furnish (i) general management and administrative services in respect of Company, (ii) advice and investment services to Company with respect to the investment and reinvestment of the assets of Company, (iii) management and disposition services with respect to Company's investments, and
(iv) all other services incident to the foregoing and necessary for management of Company as set forth in Section 4 of this Agreement.

         2.2. Term. This Agreement shall commence on the Commencement Date and shall continue in force until two (2) years from the Commencement Date unless earlier terminated in accordance with Section 7.1. Thereafter, it may be extended only with the consent of Manager and by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent Directors. Each extension shall be executed in writing by the parties hereto before the expiration of this Agreement or any extension thereof. Each such extension shall be effective for a period of twenty-four months. If this Agreement is terminated as a result of a failure to extend pursuant to this
Section 2.2, such termination shall be without any further liability or obligation of either Party to the other, except as provided in Sections 2.3, 7 and 8 of this Agreement. The word "Term" shall include any time period from the Commencement Date until the effective date of Termination.

         2.3. Termination. Notwithstanding any other provision to the contrary, following the initial two (2) year term of this Agreement, this Agreement, or any extension hereof, may be terminated by the Company prior to its expiration, upon 60 days' written notice, by majority vote of the Independent Directors; provided that upon termination or non-renewal of this Agreement (other than due to failure of the parties to agree to the terms of renewal after negotiating in good faith), a termination fee, equal to the sum of the base management fee and incentive management fee, if any, earned with respect to the immediately preceding four (4) fiscal quarters, will be due. If this Agreement is terminated pursuant to this Section 2.3, such termination shall be without any further liability or obligation of either Party to the other, except as provided in Sections 7 and 8 of this Agreement.

         2.4. Authority. Manager shall have the authority set forth herein and shall have full authority to take any action necessary or desirable to perform its duties and services pursuant to this

Agreement, subject to any limitations specifically set forth in this Agreement. Manager, however, shall not, on behalf of Company, take any action for which the Governing Instruments requires the approval of the Shareholders without the requisite approval of the Shareholders.

         2.5. Relationship. In the performance of its duties hereunder, whether or not it is also a Shareholder, Manager shall be an agent and not an employee, partner or joint venturer of Company for any purpose whatsoever. Company shall remain the owner of its interests in the REIT Investments, whatever they may be from time to time.

         2.6. Other Business Activities. So long as Manager allocates all investment opportunities among its clients, including Company, in a fair and impartial manner, taking into account each client's individual investment goals and criteria, Manager may, even if such activities result in competition between Manager and Company or between Company and other clients of Manager, and notwithstanding the first sentence of Section 4.1 of this Agreement, act and continue to act as an advisor for other Persons, perform investment or management or other services for any other Person, conduct any other business venture of any nature, make investments for its own account or the accounts of any other Person, or have an ownership or other interest in any other business ventures of any nature or description. In addition, Manager may allocate investments to itself, so long as such investments are allocated according to the same allocation process used with respect to Manager's clients.

         2.7. Execution of Documents. Each document executed by Manager with respect to Company or REIT Investments or otherwise on behalf of Company shall state that Manager is executing on behalf of Company, and Manager is authorized to seek to have each such document provide that Manager is acting solely as agent of Company and shall have no liability whatsoever under the document.

         2.8. Errors & Omissions Insurance. Manager shall maintain during the entire Term a professional liability insurance policy or policies covering loss occasioned by certain errors and omissions of Manager's officers, directors, employees and agents, as specified in such policies, in connection with Manager's obligations hereunder in an amount of $5,000,000, which shall include a provision that the insurer will not cancel or materially change the coverage provided by such policy without thirty (30) days' prior written notice to Company. On or prior to the Commencement Date, Manager shall deliver to Company a certificate of the insurer confirming such coverage.

                                    SECTION 3
                             OBLIGATIONS OF COMPANY

         The Manager at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as Company may delegate to it. Manager is authorized to execute all day-to-day financial transactions on behalf of Company. Specifically, Manager is authorized to pay out of the funds of Company the Compensation and all of the costs and expenses incurred on behalf of Company that are reimbursable pursuant to this Agreement. Manager shall maintain detailed records of all such payments and reimbursements with appropriate cash and disbursement controls. If for any reason Company funds available to Manager are insufficient to enable Manager to perform each of the duties and responsibilities set forth herein, Manager shall notify Company of such insufficiency and request that Company provide Manager such sums as are necessary in order to enable Manager to perform its duties and responsibilities under this Agreement. Should Company fail to fund such amounts within ten (10) days of receipt of Manager's notice, Manager shall be released from its responsibilities hereunder for which Manager has not been provided sufficient funds. Under no circumstances shall Manager be obligated to incur any expenses of Company with Manager's own funds in order to discharge its duties and responsibilities hereunder.


                                    SECTION 4
                         DUTIES AND SERVICES OF MANAGER

         4.1. General Standard. Manager agrees to use its commercially reasonable efforts at all times in performing services for Company hereunder.

         4.2. General Services. Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of Company as may be appropriate, including the specific duties set forth in this Section 4, or as may be agreed upon by the Manager and the Board of Directors.

         4.3. Portfolio Management. Manager will perform portfolio management services on behalf of Company and its subsidiaries and Affiliates with respect to Company's REIT Investments. Such services will include, but not be limited to, consulting with the Company on mortgage originations, purchase, sale and leasing opportunities, collection of information and submission of reports pertaining to Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of Company's portfolio of assets, acting as liaison between Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services to Company. In addition, Manager will be responsible for:

                  4.3.1. Investment Criteria. Manager shall serve as Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines (the "Guidelines") by the Board of Directors.

                  4.3.2. Borrowings. Manager shall advise Company regarding, and arrange for, (i) the issuance of CMOs collateralized by Company's Mortgage Loans, (ii) reverse repurchase agreements on Company's MBS and (iii) other borrowings, as appropriate.

                  4.3.3. Purchase of Assets. Manager shall represent Company in connection with the purchase and commitment to purchase assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets.

                  4.3.4. Reports. Manager shall furnish, or cause to be furnished, reports and statistical and economic research to Company regarding Company's activities and the services performed for Company by the Manager.

                  4.3.5. Dealer Information. Manager shall monitor and provide to the Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers.

                  4.3.6. Office Services. Manager shall provide the executive and administrative personnel and office space and office services required in rendering services to Company.

                  4.3.7. Administration. Manager shall administer the day-to-day operations of Company and perform and supervise the performance of such other administrative functions necessary in the management of Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions.

                  4.3.8. Communication With Security Holders. Manager shall communicate on behalf of Company with the holders of any equity or debt securities of Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders.

                  4.3.9. SEC Reporting. Manager shall prepare, or cause to be prepared, on behalf of Company all reports that are required to be filed with the Securities and Exchange Commission.

                  4.3.10. Servicer. Manager shall, to the extent not otherwise subject to an agreement executed by Company, provide interim servicing or designate a third-party servicer for Mortgage Loans originated by Company or sold to Company by originators that have elected not to service such loans and arrange for the monitoring and administering of such servicers.

                  4.3.11. Board of Directors. Manager shall counsel Company in connection with policy decisions to be made by the Board of Directors.

                  4.3.12. Hedging. Manager shall engage in hedging activities on behalf of Company, consistent with Company's status as a REIT and with the Guidelines.

                  4.3.13. Investing. Manager shall, upon request by and in accordance with the directions of the Board of Directors, invest or reinvest any money of Company.

                  4.3.14. Professional Services. Manager shall arrange for and review legal, accounting and tax services for the Company.

                  4.3.15. Cash Management and Investments. Manager shall establish, maintain and administer a bank account or accounts in the name of Company at banks to be selected by Manager, on which the officers of Manager shall be authorized signatories. Manager shall be responsible for short-term cash management and investment of funds generated by the Company's assets (including, without limitation, the REIT Investments) on a short term basis.

                  4.3.16. Tax Matters. Manager shall cause the timely preparation and filing of all federal, state and local income tax, real estate tax and information returns for Company and payment of any taxes thereunder due on behalf of Company and, to the extent Manager deems to be appropriate, shall liaison with tax consultants and legal counsel regarding all tax planning and structuring matters for Company. Manager shall perform all administrative work in paying taxes owed, and, where appropriate, seeking refunds of taxes paid.

                  4.3.17. Financial Statements. Manager will prepare and maintain books and records for each REIT Investment. Manager will arrange for the financial statements of Company to be audited annually in accordance with generally accepted accounting principles by independent public accountants of nationally recognized standing.

                  4.3.18. Investment Company Status. Manager will counsel Company regarding the maintenance of an exemption from investment company status under the Investment Company Act of 1940, as amended, and monitor compliance with the requirements for maintaining exemption from that Act.

                  4.3.19. REIT Status. Manager shall counsel Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and regulations thereunder.

         4.4. Equity Acquisition and Loan Origination. Manager will acquire Opportunistic Real Property, Subordinated Interests and Mezzanine Investments and will originate commercial Mortgage Loans and Mezzanine Investments on behalf of Company. Such services will include developing and maintaining a transaction log and pipeline report(s) for review of potential acquisitions and loans, preparing investment submissions, negotiating and completing purchase and sale agreements, loan applications/commitments and loan documents, preparing and maintaining competitive pricing information, preparing closing papers, and performing all services necessary or appropriate in conjunction with the transaction activities of Company.

         4.5. Equity Asset Management. Manager will perform the full range of asset management services on behalf of Company with respect to Company's portfolio of Opportunistic Real Property, Mezzanine Investments and REO Property with equity characteristics. These responsibilities include but are not limited to budgeting, oversight of capital improvement programs, selection of property managers and leasing agents, oversight of property management and leasing activities, liaison with key tenants and joint venture partners and reporting.

         4.6. Interim Servicing. From such time as Mortgage Loans have been originated by Company until said Mortgage Loans are included in any securitization, Manager will service and administer Company's portfolio of Mortgage Loans. Such servicing activities will be in accordance with this Agreement, the terms of the Mortgage Loans, and to the extent consistent with such terms, the usual and customary standards of practice of prudent commercial mortgage lenders and servicers and said activities will include, but not be limited to, the following activities: collection of Mortgage Loan payments, creation of accounts, including custodial and escrow accounts; deposits into and withdrawals from custodial accounts; deposits into and withdrawals from escrow accounts; approval of and disbursement of funds from escrow accounts; payment of taxes and insurance due on any of the Mortgage Loans; collection of repair deposits and periodic reserve payments; the enforcement of any due on sale clauses or a negotiation of assumption agreements; monitoring any non-performing loans; bookkeeping and accounting for all Mortgage Loans and accounts; timely remittance of funds to Company; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to Mortgage Loans; supervise claims filed under any mortgage insurance policies; enforce the obligation of any servicer to repurchase Mortgage Loans; and collect information and submit reports pertaining to Mortgage Loans and to moneys remitted to Company. Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services for Manager.

         4.7. Special Servicing. For any Mortgage Loan for which Manager is not directly providing interim servicing, Manager will perform monitoring services on behalf of Company with respect to Company's portfolio of special servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating special servicing agreements; serving as Company's consultant with respect to the special servicing of mortgage loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to Manager or Company; acting as a liaison between the servicers of the mortgage loans and Company and working with servicers to the extent necessary to improve their servicing performance; with respect to mortgage loans for which Company is special servicer, periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the related servicing agreement; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to mortgage loans; review of servicers' delinquency, foreclosures and other reports on mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. Manager may enter into subcontracts with other parties, including its Affiliates, to provide any such services for Manager.

         4.8. Monitoring Servicing. For any Mortgage Loans for which Manager is not directly providing interim servicing, Manager will monitor and administer the servicing of Company's Mortgage Loans, other than loans pooled to back MBS or pledged to secure MBS. Such monitoring and administrative services will include, but not be limited to, the following activities: serving as Company's consultant with respect to the servicing of loans; collection of information and submission of reports pertaining to the mortgage loans and to moneys remitted to Manager or Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the servicing agreement and, if deemed appropriate, recommending to Company the termination of such servicing agreement; acting as a liaison between servicers and Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage Loans; review of servicers' delinquency, foreclosing and other reports on Mortgage Loans; advising as to and supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase Mortgage Loans from Company.

         4.9. Management of Administrative Matters. Manager shall provide the following administrative management services to Company:

                  4.9.1. Operations. Take appropriate actions to manage Company's operations and assets and perform the day-to-day administrative functions of Company;

                  4.9.2. Legal Requirements. In coordination with legal counsel, take appropriate actions to perfect and maintain the status of Company as a corporation under the laws of Georgia and to ensure compliance with all legal requirements pertaining to governance applicable to Company; and

                  4.9.3. Good Standing. Take appropriate actions to ensure compliance with any requirements for the qualification of Company to conduct business as a foreign corporation, and take any and all other actions as may be reasonably necessary to perfect and maintain the status of Company as a corporation or similar type of entity under the laws of any states or jurisdictions other than Georgia in which Company engages in business.

         4.10. Records. Manager shall maintain a complete and accurate set of files, books and records of all business activities and operations conducted by Manager in connection with Manager's performance under this Agreement. All such books and records shall be open to inspection by the authorized representatives of Company or their designees at the office of the Manager during normal business hours at all times during the Term and for a period of three (3) years following the Termination.

         4.11. Manager's Representations and Warranties. Manager hereby represents and warrants to Company that the undersigned authorized representative of Manager has the requisite power and authority to enter into this Agreement on behalf of Manager and to bind Manager; Manager is fully authorized under the instruments and Laws governing Manager to perform the duties and services of Manager set forth in this Agreement; and the execution and performance of this Agreement by Manager will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any agreement or instrument to which Manager may be subject.



                                    SECTION 5
                             OBLIGATIONS OF MANAGER

         5.1. Representations and Warranties of Sellers. Manager shall require each seller or transferor of REIT Investments to the Company to make such representations and warranties regarding such REIT Investments as may be directed by the Board of Directors, or, if no such directions are given, as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as may be directed by the Board of Directors, or, if no such directions are given, as it deems necessary or appropriate with regard to the protection of the Company's investments.

         5.2. REIT Status. Manager shall refrain from any action that, in its sole judgment made in good faith, would adversely affect the status of Company as a REIT, or as exempt from regulation under the Investment Company Act of 1940, as amended or that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over Company or any Subsidiary or that would otherwise not be permitted by Company's or Subsidiary's Governing Instruments. If Manager is ordered to take any such action by the Board of Directors, Manager shall promptly notify the Board of Directors of Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, Manager, its directors, officers, shareholders and employees shall not be liable to Company, any Subsidiary, the Independent Directors, or Company's or a Subsidiary's shareholders or partners for any act or omission by Manager, its directors, officers, shareholders or employees except as provided in Section 8 of this Agreement.

         5.3. Compliance with Guidelines. Absent written directions from the Board of Directors, Managers shall use reasonable efforts to comply with the Guidelines, as they may be revised from time to time.


                                    SECTION 6
                      COMPENSATION AND ADDITIONAL SERVICES

         6.1. Compensation. Manager shall be entitled to compensation ("Compensation") for management services as provided in the Fee Schedule.

         6.2.     Reimbursement of Expenses.

                  6.2.1. Reimbursable Expenses. Manager may charge Company for Manager's out-of-pocket expenses paid to third-parties to perform due diligence tasks on assets considered for purchase by Company. In addition, Company or any Subsidiary shall pay all of its out of pocket expenses and shall reimburse Manager for documented out-of-pocket expenses (including all travel expenses) of Manager incurred on its behalf.

                  6.2.2. Timing of Reimbursement. Expenses incurred by Manager on behalf of Company pursuant to Section 6.2.1 shall be reimbursed quarterly to Manager within sixty (60) days after the end of each quarter. Manager shall prepare a statement documenting the expenses of Company and those incurred by Manager on behalf of Company during each quarter, and shall deliver such statement to Company within forty-five (45) days after the end of each quarter.


                                    SECTION 7
                                   TERMINATION

         7.1.     Termination by Company for Cause.

                  7.1.1. Definition of Cause. This Agreement, or any extension hereof, may be terminated by either Party for cause immediately upon written notice, (i) by a majority vote of the Independent Directors in the case of termination by Company, or (ii) by Manager. Grounds for termination for cause will occur with respect to a Party if:

                  (a) such Party shall violate any provision of this Agreement and, after notice of such violation, shall not cure such violation within thirty (30) days;

                  (b) there is entered an order for relief or similar decree or order with respect to the other Party by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the other Party (i) ceases, or admits in writing its inability, to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the other Party or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the other Party and continue undismissed for thirty (30) days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the other Party without such authorization, application or consent and are approved as properly instituted and remain undismissed for thirty (30) days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for thirty
         (30) days;

                  (c) the Manager engages in acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder; or

                  (d) (i) any person or group other than Lend Lease shall become, directly or indirectly, the owner of more than 50% of the voting stock of the Manager; (ii) the Manager sells, leases or transfers all or substantially all of its assets to any person or group; or (iii) the Manager consolidates with or merges with or into any person or any person consolidates with or merges into the Manager and, immediately after the consummation of such transaction, Lend Lease is not directly or indirectly the owner of more than 50% of the voting stock of the Manager or such surviving person, provided however, that it shall not be cause for termination if no more than 67% of the voting stock of Manager is offered to the public and, in connection therewith, Lend Lease retains, directly or indirectly, at least 33% of the voting stock of the Manager, and it shall not be cause for termination for so long as Lend Lease continues to hold at least 33% of the voting stock of the Manager.

                  7.1.2 Notice. Each Party agrees that if any of the events specified in Section 7.1 of this Agreement shall occur, it will give prompt written notice thereof to the other party's Board of Directors as well as to the individuals set forth in Section 10 after the happening of such event.

         7.2. No Termination Fee. Upon the occurrence of termination of the Agreement by Company for cause as set forth in this Section 7, Manager shall not be entitled to payment of any termination fee.

         7.3. Duties Upon Termination. On the effective date of Termination, Manager shall deliver to Company promptly any and all of Company's funds held by Manager and shall prepare and deliver to Company a full accounting showing all payments collected for Company's account, all expenses paid on Company's account, and a statement of all funds held by it on Company's account covering the period following the date of the last accounting furnished to Company. Manager shall also deliver to Company any funds received by Manager after the date of Termination which relate to Company. All materials, supplies, keys, deeds, leases, contracts, other instruments and documents, insurance policies, plans, specifications, promotional materials and such other accounting papers and records as pertain to this Agreement shall be delivered to Company upon or within a reasonable period of time after the effective date of Termination. No further services shall be performed by Manager under this Agreement after the effective date of Termination.

         7.4. Remedies. If an event of default as set forth in Section 7.1.1 occurs with respect to either Party under this Agreement, the other Party may exercise any and all remedies available at law or in equity for breach of contract, unless and to the extent expressly limited herein, whether or not such Party elects to Terminate this Agreement on account of the event of default, subject, if any event, to the terms and provisions of Section 8 hereof.

         7.5. Survival. Upon Termination both Parties shall remain liable for all obligations accrued and not fully performed under this Agreement during the Term, and the obligations and liabilities set forth in Sections 7.3, 8.1 and
8.2 shall survive any Termination of this Agreement whether or not such obligations occurred during the Term. Upon the proper termination of the Agreement pursuant to Section 7.1, all unexercisable options to purchase common stock of the Company granted to the Manager shall expire. All exercisable options to purchase common stock of the Company shall remain exercisable for thirty (30) days or, if less, during the remaining life of the option.


                                    SECTION 8
                                 INDEMNIFICATION

         8.1. Indemnification by Company. Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of Manager, including as set forth in Section 5.2 of this Agreement. Manager, its directors, officers, shareholders and employees will not be liable to Company, any Subsidiary, the Independent Directors or Company's or any Subsidiary's shareholders or partners for any acts or omissions by Manager, its directors, officers, shareholders or employees under or in connection with this Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. Company or a Subsidiary shall reimburse, indemnify, defend and hold harmless Manager, its shareholders, directors, officers and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, (including attorneys' fees) in respect of or arising from any acts or omissions of the Manager, its shareholders, directors, officers and employees made in the performance of the Manager's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         8.2. Indemnification by Manager. Manager shall Hold Harmless Company, its Affiliates and their respective directors, officers, managers, members, employees, agents and controlling Persons with respect to Manager's failure to perform its obligations hereunder, to the extent such failure constitutes bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

         8.3. No Joint Venture. Company and Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

                                    SECTION 9
                    NO WARRANTY AS TO VALUE OR PROFITABILITY

         Notwithstanding any provision of this Agreement to the contrary, Manager makes no representation or warranty as to the performance of any REIT Investment or that Company or any REIT Investment recommended or managed by Manager will be profitable.


                                   SECTION 10
                                  MISCELLANEOUS

         10.1. Notices. Any notice, payment, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by postage prepaid, registered mail (airmail internationally), (iii) transmitted by telecopy, or
(iv) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as such Person may from time to time specify by notice to the other Party:

                  COMPANY:          c/o ERE Yarmouth, Inc.
                                    3424 Peachtree Road, N.E., Suite 800
                                    Atlanta, Georgia  30326-1102
                                    Attn:  Mr. Kurt L. Wright
                                    Telecopier:  (404) 848-8901

                  MANAGER:          ERE Yarmouth, Inc.
                                    3424 Peachtree Road, N.E., Suite 800
                                    Atlanta, Georgia  30326-1102
                                    Attn:  Mr. Kurt L. Wright
                                    Telecopier:  (404) 848-8901

                                    With a copy to:

                                    ERE Yarmouth, Inc.
                                    3424 Peachtree Road, N.E., Suite 800
                                    Atlanta, Georgia  30326-1102
                                    Attn:  Samuel F. Hatcher, Esq.
                                    Telecopier:  (404) 848-8904

Any such notice, payment, demand or communication shall be deemed to be delivered, given, and received for all purposes hereof (x) on the date of receipt if delivered personally or by courier, (y) five (5) days after posting if transmitted by mail, or (z) the date of transmission by telecopy, provided that the Person to whom the telecopy was sent acknowledges that such telecopy was received by such Person in legible form, or that such Person responds to the telecopy without indicating any part of it was received in illegible form, whichever shall first occur.

         10.2. Estoppel Letters. Upon request of the other Party from time to time by notice, each Party shall furnish promptly to the other Party a written statement of the status of any matter pertaining to this Agreement to the best knowledge and belief of the Party making such statement, including, without limitation, whether an Event of Default exists under this Agreement. The written statement shall be sent by notice within ten (10) days after the notice requesting it.

         10.3. Assignment. Neither Party shall assign its rights under this Agreement without the Approval of the other Party except as follows:

                  10.3.1. Company. Company may assign all of its rights under this Agreement (but not part of them) in connection with any disposition of all of the REIT Investments, provided that the acquiring Person of the REIT Investments assumes all of Company's obligations under this Agreement in writing and provides a copy of such assumption to Manager, and provided that Company retains an ownership interest in and has effective management control of the acquiring Person. Upon an assignment and assumption as provided above, Company shall be released from all obligations accruing under this Agreement after the date of such agreement and assumption.

                  10.3.2. Manager. Manager may assign all of its rights under this Agreement (but not part of them) to any Affiliate of Manager, provided that such Affiliate assumes all of the Manager's obligations under this Agreement in writing and provides a copy of such assumption to Company. Manager may not otherwise assign its rights under this Agreement without the prior written consent of the Company approved by a majority of the Independent Directors. Upon an assignment and assumption as provided above, the Manager shall be released from all obligations accruing under this Agreement after the date of such agreement and assumption. The Manager may enter into a subcontract with any third party to provide part or all of the management services hereunder, provided such party is approved by the Company and a majority of Independent Directors.

         10.4. Successors and Assigns. Subject to the provisions of Section 10.3, this Agreement shall be binding upon the Parties and their respective successors and permitted assigns.

         10.5. Entire Agreement. This Agreement constitutes the entire agreement of Parties with respect to the subject matter hereof. There are no further agreements or understandings, written or oral, in effect between the Parties with respect to the subject matter hereof.

         10.6. Amendments in Writing. All amendments of or modifications to this Agreement must be in writing and signed by both Parties.

         10.7. No Waiver. The failure of either Party to insist upon the strict performance of any covenant, agreement, provision, or condition of this Agreement shall not constitute a waiver thereof.

         10.8. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this

Agreement and the application of such provisions to any other Person or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

         10.9. Interpretation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural; and the plural shall include the singular. Titles of articles and sections in this Agreement are for convenience only and neither limit nor amplify the provisions of this Agreement. All references in this Agreement to articles, sections, subsections or paragraphs shall refer to articles, sections, subsections and paragraphs of this Agreement, unless specific reference is made to the articles, sections, or other subdivisions of another document or instrument. This Agreement shall not be interpreted in favor of either Party by virtue of said Party not having prepared this Agreement.

         10.10. Costs of Litigation. If either Party shall institute an action or proceeding against the other Party relating to this Agreement, the unsuccessful Party in such action or proceeding shall reimburse the successful Party for its disbursements incurred in connection therewith and for its reasonable attorneys' fees actually incurred.

         10.11. Governing Law. The laws of the State of Georgia (to the extent not preempted by federal law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties hereunder.

         10.12. Further Assurances. The Parties agree to execute such other documents and perform such other actions as may be necessary or desirable to carry out the purposes of this Agreement.

         10.13. No Third Party Beneficiary. No Person other than Company and Manager is or shall be entitled to bring any action to enforce any provision of this Agreement. The provisions of this Agreement are solely for the benefit of and shall be enforceable only by Company and Manager and their respective successors and assigns as permitted hereunder.

         10.14. Unavoidable Delays. Each party shall be excused from performing its obligations under this Agreement for so long as, and to the extent that, performance is prevented or delayed by Unavoidable Delays.

         10.15. Exhibits. Any exhibits referred to in and attached to this Agreement are incorporated herein in full and by reference.

         10.16.   Time of the Essence. Time is of the essence of this Agreement.

         10.17. Computing Time Periods. If any time period provided for in this Agreement ends on a day other than a Business Day, the time period shall be extended to the next Business Day.

         10.18. Confidentiality. Manager will treat as confidential all non-public information received with respect to Company and the REIT Investments and use it solely to carry out its duties and responsibilities under this Agreement. Company acknowledges, however, that the performance of Manager's duties may include the disclosure of non-public information to accountants, attorneys, appraisers, tax authorities and other public officials or as may be required by law or order of a court or other tribunal having requisite jurisdiction.

         10.19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.


                                    ERE YARMOUTH, INC.


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:





                                    CHASTAIN CAPITAL CORPORATION


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                              MANAGEMENT AGREEMENT

                                    EXHIBIT A

                                  FEE SCHEDULE


         FEES PAYABLE

         As compensation for the services to be rendered by Manager under this Agreement, Manager is authorized to disburse to itself from funds of the Company the following investment management fees, all as more particularly described in this Exhibit A:

                  A Base Fee
                  An Incentive Fee

         THE BASE FEE

         Company shall pay to Manager, for services rendered under this Agreement, in arrears, a quarterly base management fee in an amount equal to the following beginning with the Commencement Date:


For the first four fiscal quarters:              1.00% per annum of the Average
                                                 Invested Assets
                                                 of Company
During each fiscal quarter thereafter (pro
rata based on the number of days elapsed
during any partial fiscal quarter):              0.85% per annum of the Average
                                                 Invested Assets up to $1
                                                 billion

                                                 0.75% per annum of the Average
                                                 Invested Assets from $1 billion
                                                 to $1.25 billion

                                                 0.50% per annum of the Average
                                                 Invested Assets in excess of
                                                 $1.25 billion

         "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of Company, including its proportionate amount of the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves less
(i) uninvested cash balances and (ii) the book value of Company's CMO liabilities, computed by dividing (a) the sum of such values for each of the three months during such quarter (based on the book value of such assets as of the last day of each month) by (b) three.

         THE INCENTIVE FEE

         Manager shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of Company for the applicable quarter per weighted average number of shares of Common Stock outstanding plus (b) gains (or minus losses) from debt restructuring or sales of assets not included in Funds From Operations of Company for such quarter per weighted average number of shares of Common Stock outstanding, exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by Company multiplied by (b) 25% of the sum of the Ten-Year U.S. Treasury Rate plus four percent, and (B) the weighted average number of shares of Common Stock outstanding.

         "Funds from Operations" shall be computed in accordance with the definition thereof adopted by the National Association of Real Estate Investment Trusts ("NAREIT") and shall mean net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after deduction of preferred stock dividends, if any, and similar adjustments for unconsolidated partnerships and joint ventures. As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by Company. If Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

         COMPUTATION OF FEES

         Manager shall compute the compensation payable under this Agreement within 45 days after the end of each fiscal quarter, and such computations shall be based upon Company's financial results as set forth in reports filed with the Securities and Exchange Commission. A copy of the computations made by Manager to calculate its compensation shall thereafter promptly be delivered to the Board of Directors and, upon such delivery, payment of the compensation earned under this Agreement shown therein shall be due and payable within 60 days after the end of such fiscal quarter.



                                       A-2